NAME OF REGISTRANT:
Franklin Global Trust
File No. 811-10157

EXHIBIT ITEM No. 77Q1(a): Copies
of any material amendments to
the registrant's charter or by-laws


Amendment Dated September 12, 2006
to the By-Laws of
Franklin Global Trust
(the "Trust")

WHEREAS, Article IX, Section 9.02
 of the By-Laws provides that the
 By-Laws may be amended by the
Board of Trustees; and

WHEREAS, by resolution dated
September 12, 2006, at a
meeting of the Board of
Trustees, the Board of Trustees
unanimously authorized the
By-Laws to be amended as set
forth below.

NOW, THEREFORE, the By-Laws
are hereby amended as follows:

1. The first sentence of
Article II, Section 2.03
is replaced in its entirety
as follows:

All notices of meetings of
shareholders shall be sent
or otherwise given in accordance
with Section 2.04 of this
Article II not less than
seven (7) days nor more
than one hundred twenty
(120) days before the date
of the meeting.

2. The first two paragraphs
of Article II, Section 2.04
are replaced in their entirety
as follows:

Notice of any meeting of
shareholders shall be given
either personally or by US
mail, courier, cablegram,
telegram, facsimile, electronic
mail, or other form of
communication permitted by
then current law, charges
prepaid, addressed to the
shareholder or to the group
of shareholders at the same
address as may be permitted
pursuant to applicable laws
or as shareholders may otherwise
consent, at the address of that
shareholder appearing on the
books of the Trust or its transfer
or other duly authorized agent
or provided in writing by the
shareholder to the Trust for
purpose of notice. Any such
consent shall be revocable by
the applicable shareholder by
written notice to the Trust.
Notice shall be deemed to be
given when delivered
personally, deposited in
the United States mail or
with a courier, or sent by
cablegram, telegram, facsimile
or electronic mail.  If no
address of a shareholder appears
on the Trust's books or has been
provided in writing by a
shareholder, notice shall be
deemed to have been duly given
without a mailing, or substantial
equivalent thereof, if such notice
shall be available to the
shareholder on written demand
of the shareholder at the
offices of the Trust.

If any notice addressed to a
shareholder at the address of
that shareholder appearing on
the books of the Trust or that
has been provided in writing
by that shareholder to the
Trust for the purpose of
notice, is returned to the
Trust marked to indicate that
the notice to the shareholder
cannot be delivered at that
address, all future notices
or reports shall be deemed
to have been duly given
without further mailing
or substantial equivalent
thereof, if such notices
shall be available to the
shareholder on written
demand of the shareholder
at the offices of the Trust.

3. Article II, Section 2.10
is replaced in its entirety
as follows:

Section 2.10.  PROXIES.
Every person entitled
to vote for trustees or
on any other matter that
may properly come before
the meeting shall have the
right to do so either in
person or by one or more
agents authorized by a
written proxy executed by
the person and filed with
the secretary of the
Trust; provided, that an
alternative to the execution
of a written proxy may be
permitted as described in
the next paragraph of this
Section 2.10. A proxy shall
be deemed executed if the
shareholder's name is placed
on the proxy (whether by manual
signature, typewriting,
telegraphic or electronic
transmission (as defined in
Section 3806(e) of the
Delaware Statutory Trust Act
the "DSTA") or otherwise) by
the shareholder or the
shareholder's attorney-in-fact.
A valid proxy that does not
state that it is irrevocable
shall continue in full force
and effect unless (i) revoked
by the person executing it, or
using one of the permitted
alternatives to execution,
described in the next
paragraph, by a written
notice delivered to the
Trust prior to the exercise
of the proxy or by the
shareholder's attendance
and vote in person at the
meeting; or (ii) written
notice of the death or
incapacity of the maker
of that proxy is received
by the Trust before the
vote pursuant to that
proxy is counted;
provided, however, that
no proxy shall be valid
after the expiration of
eleven (11) months from
the date of the proxy
unless otherwise expressly
provided in the proxy. The
revocability of a proxy that
states on its face that it
is irrevocable shall be
governed by the provisions
of the General Corporation
Law of the State of Delaware.
With respect to any
shareholders' meeting,
the Board, or, in case
the Board does not act,
the president, any vice
president or the secretary,
 may permit proxies by
electronic transmission
(as defined in
Section 3806(e) of the
DSTA), or by telephonic,
computerized, telecommunications
or other reasonable alternative
means to the execution of a
written instrument authorizing
the holder of the proxy to act.
A proxy with respect to shares
held in the name of two or more
persons shall be valid if
executed, or a permitted
alternative to execution
is used, by any one of them
unless, at or prior to the
exercise of the proxy, the
secretary of the Trust receives
a specific written notice to
the contrary from any one of
them.  A proxy purporting to
be by or on behalf of a
shareholder shall be deemed
valid unless challenged at
or prior to its exercise
and the burden of proving
nvalidity shall rest with
the challenger.

Adopted and approved as
of September 12, 2006
pursuant to authority
delegated by the Board
of Trustees.


/s/Karen L. Skidmore
[Signature]
 Karen L. Skidmore
[Name]
 Vice President and Secretary
[Title]